UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2015

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24800 Denso Drive, Suite 225 Southfield, Michigan		48033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 781-4973

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 5, 2015, Superior Industries International, Inc. (“Superior” or the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). Set forth below are the preliminary voting totals as provided by IVS Associates, Inc. (“IVS”), the independent inspector of elections for the Annual Meeting. The results are preliminary and are subject to change pursuant to a customary review and challenge period, after which IVS will certify the results. We will file an amendment to this Current Report on Form 8-K to disclose the final voting results after we receive a certified report from IVS.

Proposal One: Election of Directors
Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Margaret S. Dano	21,071,211	3,063,401	688,109
Jack A. Hockema	21,067,420	3,067,192	688,109
Paul J. Humphries	19,890,480	79,110	688,109
James S. McElya	20,911,603	3,223,009	688,109
Timothy C. McQuay	16,539,735	3,429,855	688,109
Donald J. Stebbins	17,773,740	6,360,872	688,109
Francisco S. Uranga	19,600,558	369,032	688,109
Glenn J. Angiolillo	4,156,412	8,610	688,109
Philip T. Blazek	4,156,412	8,610	688,109
Walter M. Schenker	4,156,412	8,610	688,109

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
11,490,481	12,024,357	619,774	688,109

Proposal Three: To approve the Company’s reincorporation from California and Delaware.

For	Against	Abstain	Broker Non-Votes
24,065,253	39,936	29,423	688,109

Proposal Four: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
24,720,099	76,615	26,007	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: May 11, 2015	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer